UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Earliest event reported) January 21, 2006

                           BIOPHAN TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

            Nevada                      0-26057              82-0507874
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   (State or other jurisdiction         (Commission        (I.R.S. Employer
        of incorporation)               file number)      Identification No.)

        150 Lucius Gordon Drive, Suite 215
                  West Henrietta, New York                           14586
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        (Address of principal executive offices)                  (Zip code)

                                 (585) 214-2441
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                         (Registrant's telephone number
                              including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

On January 21, 2006, we entered into Executive Employment Agreements with two of our executive officers, Darryl L. Canfield (our Vice President, Treasurer, Chief Financial Officer and Secretary) and Jeffrey L. Helfer (our Vice President and General Manager - Cardiovascular Products ).

Mr. Canfield's agreement is effective as of November 9, 2005 and has an initial term of 2 years, automatically renewable for additional one-year terms, but subject to earlier termination without cause by either party upon 30 days' written notice and by us for cause, immediately upon notice. Mr. Canfield's initial base salary is $180,000 per annum. We also agreed to grant Mr. Canfield options to purchase 600,000 shares of our Common Stock at an exercise price equal to the fair market value of such shares on the date of grant. 100,000 of the options vested on the date of grant, the balance of such options will be subject to vesting in installments every six months through June 1, 2008. If Mr. Canfield's employment is terminated following a change of control, Mr. Canfield will be entitled to a severance payment equal to six months of his then current salary; in addition, in the event of termination of his employment under such circumstances, Mr. Canfield will be immediately vested in any warrants, options, retirement plans or agreements then in effect and we will continue his medical, dental, and vision insurance for six months following termination of his employment. In connection with the execution of his Executive Employment Agreement, Mr. Canfield also entered into our standard Employee Confidential Information, Invention and Non-Competition Agreement, pursuant to which, among other things, he agreed that for a period of one year following termination of his employment for any reason he will not compete with us, solicit any of our employees or clients, or otherwise engage, assist, or participate directly or indirectly in the same business or businesses as that or those conducted by us.

Mr. Helfer's agreement is effective January 1, 2006 and has an initial term of 2 years, automatically renewable for additional one-year terms unless either party give notice of non-renewal at least 90 days prior to the end of any term. Mr. Helfer's initial base salary is $180,000 per annum. In addition, Mr. Helfer is eligible for bonuses upon early achievement of four milestones related to our rights to acquire additional equity interests in Myotech LLC (in each instance, in an amount of up to $12,000) and to an additional bonus of up to $250,000 in the event the entire program of four milestones is completed ahead of schedule. Mr. Helfer may terminate his employment at any time upon 30 days' written notice, and we may terminate it for cause, immediately upon notice. If Mr. Helfer terminates his employment for "good reason" (as such term is defined in the agreement), he will be entitled to (i) continued payment of his then current base salary; and (ii) reimbursement for continuation of his medical benefits for himself and all dependents. In addition, if Mr. Helfer terminates his employment for good reason, he will be released from all post-employment non-competition obligations. Except under such circumstances, Mr. Helfer will be prohibited, for three years following termination of his employment, from directly or indirectly engaging in the business of or technology relating to non-blood contacting cardiac support devices that provide any form of mechanical or fluidic assistance to the heart in supporting blood circulation in the body.

The Executive Employment Agreements include other conventional terms. Mr. Canfield's agreement (including the attached Employee Confidential Information, Invention and Non-Competition Agreement) is filed as Exhibit 10.1 to this Current Report on Form 8-K and Mr. Helfer's agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing descriptions of such agreements are qualified in their entirety by reference to such Exhibits.

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Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number                        Description of Exhibit
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10.1              Executive Employment Agreement dated as of November 9, 2005 between Biophan Technologies, Inc. and Darryl L. Canfield, together with Employee Confidential Information, Invention and Non-Competition Agreement

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10.2              Executive Employment Agreement dated as of January 1, 2006 between Biophan Technologies, Inc. and Jeffrey L. Helfer

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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BIOPHAN TECHNOLOGIES, INC.

                                            /s/ Darryl L. Canfield
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Date: January 26, 2006                Darryl L. Canfield
                                      Vice President and Chief Financial Officer